SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use by Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DAIS ANALYTIC CORPORATION

(Name of registrant as specified in its charter)

N/A

(Name of persons filing proxy statement, if other than registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

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DAIS ANALYTIC CORPORATION

11552 Prosperous Drive

Odessa, Florida 33556

October     , 2010

Dear Fellow Shareholder:

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Dais Analytic Corporation (the “Company” or “Dais”) will be held at 10:00 a.m. on Monday, November 22, 2010 at the offices of the Company located at 11552 Prosperous Drive, Odessa Florida, 33556. Enclosed you will find a formal Notice of Annual Meeting, Proxy Card and Proxy Statement, detailing the matters which will be acted upon. Directors and officers of the Company will be present to help host the meeting and to respond to any questions from our shareholders. I hope you will be able to attend.

Please sign, date and return the enclosed Proxy Card without delay in the enclosed envelope. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a Proxy, by withdrawing your Proxy and voting at the meeting. Any shareholder giving a Proxy may revoke the same at any time prior to the voting of such Proxy by giving written notice of revocation to the Company, by submitting a later dated Proxy or by attending the Annual Meeting and voting in person. The Company’s Annual Report on Form 10-K (including audited financial statements) for the fiscal year ended December 31, 2009 accompanies the Proxy Statement. All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (a) as to Proposal 1, the Proxy confers authority to vote “FOR” all of the three (3) persons listed as candidates for a position on the Board of Directors to serve until the 2011 Annual Meeting or until their successors have been duly elected or appointed and qualified, (b) as to Proposal 2, the Proxy confers authority to vote “FOR” with respect to ratifying the Board of Directors’ reappointment of Cross, Riley Fernandez, LLP as Company’s auditor for the year 2010, (c) as to Proposal 3, the Proxy confers authority to vote “FOR” amending our Certificate of Incorporation to effect a reverse stock split of Company’s outstanding $.01 par value common stock at a exchange ratio of between one share of common stock for every four shares of common stock (1:4) and one share of common stock for twelve shares of common stock (1:12), with the final ratio to be determined at the discretion of the Board of Directors, and for the proper officers of the Company to implement the reverse split and file such amendment, at the Board of Directors’ discretion and only in the event the Board of Directors deem such reverse split advisable to acquire financing, anytime prior to November 22 2011, (d) as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder’s discretion.

Each proposal is discussed in more detail in the attached proxy statement. Please read the attached proxy statement carefully.

The Company’s Board of Directors believes that a favorable vote for the re-election of each candidate for a position on the Board of Directors, for the ratification of the Board of Director’s reappointment of Company’s auditors, for the exchange of shares described above and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its shareholders and recommends a vote “FOR” all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy Card promptly.

Thank you for your investment and continued interest in Dais Analytic Corporation.

Sincerely,

Timothy N. Tangredi
President, Chief Executive Officer and Chairman of the Board

DAIS ANALYTIC CORPORATION

11552 PROSPEROUS DRIVE

ODESS, FLORIDA 33556

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MONDAY, NOVEMBER 22, 2010

To our Shareholders:

Notice is hereby given that the 2010 Annual Meeting (the “Annual Meeting”) of Shareholders of Dais Analytic Corporation (the “Company” or “Dais”), a New York corporation, will be held at our principal office at 11552 Prosperous Drive, Odessa Florida 33556, on Monday, November 22, 2010 at 10:00 a.m., for the following purposes:

1.	To re-elect three Directors to the Board of Directors to serve until the 2011 Annual Meeting of Shareholders or until their successors have been duly elected or appointed and qualified (“Proposal 1”); and

2.	To ratify the appointment of Cross, Fernandez & Riley, LLP as Company’s auditors for the year 2010 (“Proposal 2”); and

3.	To amend our Certificate of Incorporation to effect a reverse stock split of Company’s outstanding $.01 par value common stock at an exchange ratio of between one share of common stock for every four shares of common stock (1:4) and one share of common stock for twelve shares of common stock (1:12) owned on the filing date of such amendment, with the final ratio to be determined at the discretion of the Board of Directors, and for proper officers of the Company to implement the reverse split and file such amendment, at the Board of Directors’ discretion and only in the event the Board of Directors deem such reverse split advisable to acquire financing, any time prior to November 22, 2011 (“Proposal 3”); and

4.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on October 4, 2010, as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a shareholders list will be kept at the Company’s office and shall be available for inspection by shareholders during usual business hours. A shareholders list will also be available for inspection at the Annual Meeting.

This Proxy Statement, the accompanying Notice of Annual Meeting of Shareholders and the Proxy Card will be first sent to shareholders on or about October 22, 2010.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

This proxy statement and the annual report on Form 10-K for the year ending December 31, 2009 are available at www.daisanalytic.com/investor.htm.

THE BOARD OF DIRECTORS OF DAIS ANALYTIC CORPORATION RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS AND PROXY STATEMENT.

SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By order of the Board of Directors

October , 2010	Timothy N. Tangredi
President, Chief Executive Officer and Chairman of the Board

DAIS ANALYTIC CORPORATION

Submission of Shareholder Proposals for 2011 Annual Meeting of Shareholders	31

Other Business	31

Additional Information	31

DAIS ANALYTIC CORPORATION

11552 Prosperous Drive

Odessa, Florida 33556

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

November 22, 2010

This Proxy is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Dais Analytic Corporation (the “Company” or “Dais”) for use at the Annual Meeting of the Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m. (Eastern Standard Time) on Monday, November 22, 2010 at the offices of the Company located at 11552 Prosperous Drive, Odessa, Florida 33556, and at any adjournment or postponements thereof.

INFORMATION ABOUT THE ANNUAL MEETING

When is the Annual Meeting?

November 22, 2010, 10:00 a.m. (local time).

Where will the Annual Meeting be held?

The annual meeting will be held at the office of the Company located at 11552 Prosperous Drive, Odessa, Florida 33556.

What is being considered at the meeting?

At the Meeting, Shareholders will consider and vote on the following proposals:

1.	To re-elect three Directors to the Board of Directors to serve until the 2011 Annual Meeting of Shareholders or until their successors have been duly elected or appointed and qualified (“Proposal 1”); and

2.	To ratify the Board of Directors’ appointment of Cross, Fernandez & Riley, LLP as Company’s auditors for the year 2010 (“Proposal 2”); and

3.	To amend our Certificate of Incorporation to effect a reverse stock split of Company’s outstanding $.01 par value common stock at an exchange ratio of between one share of common stock for every four shares of common stock (1:4) and one share of common stock for twelve shares of common stock (1:12) owned on the filing date of such amendment, with the final ratio to be determined at the discretion of the Board of Directors, and for the proper officers of the Company to implement the reverse split and file such amendment, at the Board of Directors’ discretion and only in the event the Board of Directors deem such reverse split advisable to acquire financing, any time prior to November 22, 2011 (“Proposal 3”); and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

In addition, our management will report on our progress and respond to your questions.

Who is entitled to vote at the meeting?

You may vote at the Annual Meeting if you owned Common Stock as of the close of business on Record Date which is October 4, 2010. Each share of Common Stock is entitled to one vote.

YOUR BOARD OF DIRECTORS HAS APPROVED THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF THE THREE DIRECTORS, “FOR” THE RATIFICATION OF THE BOARD OF DIRECTORS’ REAPPOINTMENT OF COMPANY’S AUDITORS FOR THE YEAR 2010, and “FOR” AMENDING OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMPANY’S OUTSTANDING $.01 PAR VALUE COMMON STOCK AT AN EXCHANGE RATIO OF BETWEEN ONE SHARE OF COMMON STOCK FOR EVERY FOUR SHARES OF COMMON STOCK (1:4) AND ONE SHARE OF COMMON STOCK FOR EVERY TWELVE SHARES OF COMMON STOCK (1:12) OWNED ON THE FILING DATE OF SUCH AMENDMENT, WITH THE FINAL RATIO TO BE DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS, AND FOR PROPER OFFICERS OF THE COMPANY TO IMPLIMENT THE REVERSE SPLIT, AT THE BOARD OF DIRECTORS’ DISCRETION AND ONLY IN THE EVENT THE BOARD OF DIRECTORS DEEM SUCH REVERSE SPLIT ADVISABLE TO ACQUIRE FINANCING, AND FILE SUCH AMENDMENT ANYTIME PRIOR TO NOVEMBER 22, 2011.

How do I vote?

You can vote in two ways:

☐	by attending the Annual Meeting at 10:00 a.m. (Eastern Standard Time) on Monday, November 22, 2010 at the offices of the Company located at 11552 Prosperous Drive, Odessa, Florida 33556, and at any adjournment or postponements thereof and voting thereat; or

☐	by completing, signing, dating and returning the enclosed Proxy Card.

What if I return my Proxy Card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the re-election of the three candidates as directors, FOR the ratification of the Board of Director’s reappointment of Company’s auditors, FOR amending our Certificate of Incorporation to effect a reverse stock split of Company’s outstanding $.01 par value common stock at an exchange ratio of between one share of common stock for every four shares of common stock (1:4) and one share of common stock for twelve shares of common stock (1:12) owned on the filing date of such amendment, with the final ratio to be determined at the discretion of the Board of Directors, and for the proper officers of the Company to implement the reverse split and file such amendment, at the Board of Directors’ discretion and only in the event the Board of Directors deem such reverse split advisable to acquire financing, anytime prior to November 22, 2011, and FOR all other matters described in the attached Notice of Annual Meeting and Proxy Statement.

What does it mean if I receive more than one Proxy Card?

It means you may have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares of Common Stock. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Clear Trust LLC, 17961 Hunting Bow Circle, Suite 102, Lutz, Florida, 33558, telephone (813) 235-4490.

Will my shares be voted if I do not provide my Proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a Proxy.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ un-voted shares on certain “routine” matters. Neither the re-election of Company’s Directors nor amending Company’s Certificate of Incorporation to effect the above mentioned reverse stock split are considered “routine” matters. When a brokerage firm votes its customers’ un-voted shares, these shares are counted for purposes of establishing a quorum. At our Annual Meeting these shares will be counted as voted by the brokerage firm with respect to ratifying the Board of Directors’ reappointment of Cross, Fernandez & Riley, LLP as Company’s auditors for the year 2010.

How do I vote if I hold shares registered in the name of a broker or bank?

If, on Record Date which is October 4, 2010, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and a Notice of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent and bring such proxy to the annual meeting. If you want to attend the Annual Meeting, and vote at the Annual Meeting, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement showing ownership as of October 4, 2010, a copy of the voting instruction card provided by your broker or other agent, or other similar evidence of ownership. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy in advance of the Annual Meeting to ensure your vote is counted.

Can I change my mind after I return my Proxy?

Yes. You may change your vote at any time before your Proxy is voted at the Annual Meeting. If you are a shareholder of record, you can do this by giving written notice to your respective corporate secretary, by submitting another Proxy with a later date, or by attending the Annual Meeting and voting in person. If you are a shareholder in “street” or “nominee” name, you should consult with the bank, broker or other nominee regarding that entity’s procedures for revoking your voting instructions.

How many shares are eligible to be voted at the Annual Meeting?

The record date for the Annual Meeting is October 4, 2010. Only shareholders of record at the close of business on October 4, 2010, will be entitled to vote at the Annual Meeting. At the close of business on that date, there were issued and outstanding 29,884,409 shares of the Company’s Common Stock entitled to one vote per share.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares of Common Stock as of October 4, 2010 must be present in person or by proxy at the meeting. This is referred to as a quorum. On October 4, 2010, there were 29,884,409 shares of Common Stock outstanding and entitled to vote. If a quorum is not present, then either the chairman of the meeting or the shareholders entitled to vote at the meeting may adjourn the meeting until a later time. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

What vote is required to re-elect directors?

Directors are elected by a plurality of the votes cast. Abstentions and broker “non-votes” (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) will have no effect on the vote for re-election of directors.

What vote is required to ratify the Board of Directors reappointment of Company’s auditors for the year 2010?

Ratification of the Board of Directors reappointment of Cross, Fernandez & Riley, LLP as Company’s auditors for the year 2010 will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the Meeting. Only proxies indicating votes “FOR,” “AGAINST” or “ABSTAIN” on this proposal or providing the designated proxies with the right to vote in their judgment and discretion on this proposal are counted to determine the number of shares present and entitled to vote. Abstentions will have no effect on the results of the vote on this proposal.

What vote is required to amendment our Certificate of Incorporation with respect to the above mentioned reverse stock split?

To amend the Certificate of Incorporation with respect to the above described stock split requires the affirmative vote of at least a majority of the Company’s outstanding shares of Common Stock. Thus, any abstentions, “broker non-votes”, or other limited proxies will have the effect of a vote against the reverse split and the related amendment to the Company’s Articles of Incorporation.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed Proxy Card gives authority to the Proxy holders to vote on those matters at their discretion.

Who will bear the costs of this solicitation?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published on a Current Report on Form 8-K.

When are shareholder proposals for the 2011 Annual Meeting due?

Any shareholder proposals for the 2011 annual meeting must be received by us, directed to the attention of the Company’s President, Mr. Timothy Tangredi, Dais Analytic Corporation, 11552 Prosperous Drive, Odessa, Florida 33556 no later than July 22, 2011. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

PROPOSAL 1

RE-ELECTION OF DIRECTORS

At the Annual Meeting, three individuals will be re-elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. The Company’s Board of Directors currently consists of three persons. The three individuals who are nominated for re-election to the Board of Directors are existing directors of the Company. Unless a shareholder WITHHOLDS AUTHORITY, a properly signed and dated Proxy will be voted “FOR ALL” of the three persons named below to serve as directors, unless the Proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, unless the shareholder WITHHOLDS AUTHORITY from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The three current Directors to be considered for re-election are Timothy N. Tangredi, Raymond Kazyaka Sr. and Robert W. Schwartz.

Our Directors will generally serve one-year terms and shall hold office until the 2011 annual meeting of shareholders and until his successor has been duly elected, appointed and qualified. If all the nominees are re-elected, the Board of Directors will consist of three Directors.

Unless Proxy Cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the re-election of each nominee named in this section.

Our By-Laws allow directors to be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

At each annual meeting of shareholders, directors will be elected by the holders of Common Stock to succeed those directors whose terms are expiring. Directors will be elected annually and will serve until successors are duly elected and qualified or until a director’s earlier death, resignation or removal. Our bylaws provide that the authorized number of directors may be changed by action of the majority of the Board of Directors or by a vote of the shareholders of our Company. Vacancies in our Board of Directors may be filled by a majority vote of the Board of Directors with such newly appointed director to serve until the next annual meeting of shareholders, unless sooner removed or replaced.

The following table sets forth certain information concerning each nominee for re-election as a Director of the Company:

Name	Age	Position	Director Since
Timothy N. Tangredi	54	President, Chief Executive Officer and Chairman of the Board of Directors	1997

Robert W. Schwartz	66	Director	2001

Raymond Kazyaka Sr.	79	Director	1995

Background

The following is a brief summary of the background of each nominee for Director of the Company:

Timothy N. Tangredi has been our Chief Executive Officer since 1996. Mr. Tangredi joined the Company in 1996, and was appointed a member of our Board of Directors in 1997. In 1999 and 2000, respectively, Mr. Tangredi initiated and executed the strategic purchases of Analytic Power and American Fuel Cell Corporation. From 1979 to 1990, Mr. Tangredi worked for AT&T, as a member of the Leadership Continuity Program working in technical marketing, network operations, and project management. Mr. Tangredi earned his BS from Siena College and MBA from Rensselaer Polytechnic Institute. He is a founder and member of the board of directors of Aegis BioSciences, LLC (“Aegis”). Aegis, created in 1995, is a licensee of the Company’s nano-structured intellectual property and materials in the biomedical and healthcare fields. Mr. Tangredi spends approximately one to two days per month on Aegis business and is compensated by Aegis for his time and contribution(s).

Robert W. Schwartz was appointed to our Board of Directors in 2001. Mr. Schwartz founded the Schwartz-Heslin Group (“SHG”) in 1985 and serves as one of its Managing Directors. Mr. Schwartz specializes in corporate planning, finance and development. Prior to starting SHG, he was a founder, President and Chief Executive Officer of a venture-funded high tech telecommunications company (Windsource, Inc.). In addition, he was the President and Chief Operating Officer of an American Stock Exchange listed company (Coradian Corporation). He was also the Chief Financial Officer of a major manufacturer of outdoor power equipment (Troy Built Products, Troy, NY). His earlier experience was with KPMG as a management consultant and with IBM. Mr. Schwartz received a Bachelor of Science from Cornell University in 1967 and undertook graduate studies in business at the University of New York Albany.

Raymond Kazyaka Sr. was appointed to our Board of Directors in 1995. Mr. Kazyaka is the former President (1976-2006) and a co-founder of Wright Malta Corporation, which was founded in 1972. Wright Malta, liquidated in 2005, owned and operated the Malta Test Station, which had performed military product development for various governmental and commercial organizations. Mr. Kazyaka has also served as a consultant to the Canadian National Defense on facility noise abatement. Prior to founding Wright Malta, Mr. Kazyaka worked for General Electric as a rocket engine design engineer and a manager. Mr. Kazyaka holds several patents on rocket engine components and noise abatement systems, and is a senior member of the American Institute of Aeronautics and Astronautics. Mr. Kazyaka graduated from Union College with a degree in Mechanical Engineering in 1953.

Involvement in Certain Legal Proceedings

None of our directors has been, during the past ten years:

(i) involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within ten years prior to that time;

(ii) named in as a defendant or counter-claimant in any civil litigation in the past ten years;

(iii) convicted or plead nolo contendere in any criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(iv) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities, futures, commodities or banking activities;

(iv) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(v) involved in any judicial or administrative proceeding resulting from involvement in mail or wire fraud or fraud in connection with any business entity;

(vi) involved in any judicial or administrative proceedings based on violations of federal or state securities , commodities, banking or insurance laws and regulations , or any settlement to such actions ( other than settlements of civil proceedings among private parties);

(vii) involved in any disciplinary sanction or orders imposed by a stock, commodities or derivatives exchange or other similar self- regulatory organization.

Corporate Governance

As the Over-the-Counter Bulletin Board, on which the Company’s shares of Common Stock are quoted, has no independence requirements, the Company has adopted the independence definitions and requirements of NASDAQ. The discussion below reflects such standards of independence.

Director Independence

Our Board of Directors has determined that it currently has two members who qualify as “independent” as the term is used in Item 407 of Regulation S-K as promulgated by the SEC and as that term is defined under NASDAQ Rule 4200(a) (15). The independent directors are Raymond Kazyaka Sr. and Robert W. Schwartz.

Board Meetings and Committees; Annual Meeting Attendance

Our Board of Directors has not adopted any committees to the Board of Directors. Our Board of Directors held, and all Directors attended, five formal meeting during the most recently completed fiscal year. Other proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of New York and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We currently do not have a policy regarding the attendance of board members at the annual meeting of shareholders.

Audit Committee

Due to the size and structure of the Company and its Board, the Board does not have a standing Audit Committee, and as a result does not have an audit committee charter. The functions that would be performed by the audit committee are performed by the entire Board. The Board views its duties as an audit committee as follows: (i) review recommendations of independent registered accountants concerning the Company’s accounting principles, internal controls and accounting procedures and practices; (ii) review the scope of the annual audit; (iii) approve or disapprove each professional service or type of service other than standard auditing services to be provided by the registered public accountants; and (iv) review and discuss with the independent registered public accountants the audited financial statements. There are no board members that are considered to have significant financial experience. When independent directors with the appropriate financial background join the board, the board plans to establish an audit committee, which will then adopt an appropriate charter and pre-approval policies and procedures in connection with services to be rendered by the independent auditors.

Nominating Committee and Selection of Director Candidates

The Board of Directors does not currently have a standing Nominating Committee or a charter regarding the nominating process. The Board of Directors believes that it is appropriate for it to not have such a committee because it has delegated to the independent members of the Board of Directors the authority to identify, evaluate and recommend qualified nominees for election or appointment to the Company’s Board of Directors.

The Board, (1) has no policy with regard to the nomination of candidates recommended by security holders; (2) has developed no specific minimum qualifications that it believes must be met by a Board-recommended nominee for a position on the Board; (3) has developed no specific qualities or skills that it believes are necessary for a member of the Board to possess; (4) has no specific process for identifying and evaluating nominees for director and (5) does not have a policy with regard to the consideration of diversity in identifying director nominees. The Board did not receive any shareholder nominations to the Board of Directors and the independent members on the Board nominated for re-election for each of Timothy N. Tangredi, Raymond Kazyaka Sr. and Robert Schwartz based on their experience on the Company’s Board of Directors.

Shareholders who wish to recommend nominees for consideration by the independent members of the Board of Directors must submit their nominations in writing to our Corporate President. Submissions must include sufficient biographical information concerning the recommended individual for the committee to consider, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements, and other board memberships (if any) held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. The independent members of the Board of Directors may consider such shareholder recommendations when it evaluates and recommends nominees to the Board of Directors for submission to the shareholders at each annual meeting.

In addition, shareholders may nominate directors for election without consideration by the Board of Directors. Any shareholder of record may nominate an individual by following the procedures and deadlines set forth in the “Submission of Shareholder Proposals for 2011 Annual Meeting of Shareholders” section of this Proxy Statement and by complying with the eligibility, advance notice and other provisions of our bylaws.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees in accordance with applicable federal securities laws. We have filed a copy of our code of ethics as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2008. These documents may be reviewed by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers currently serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Required Vote

Directors are elected by a plurality of the votes cast. Abstentions and broker “non-votes” will have no effect on the vote for election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF EACH OF TIMOTHY N. TANGREDI, RAYMOND KAZYAKA SR. AND ROBERT W. SCHWARTZ TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS UNTIL THE 2011 ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

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PROPOSAL 2

RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

It is proposed that shareholders ratify the re appointment by the Board of Directors of Cross, Fernandez & Riley, LLP as independent auditors for the Company for the fiscal year ending December 31, 2010. The Company does not expect representatives of Cross, Fernandez & Riley LLP to be present at the Annual Meeting.

Approval by the shareholders of the appointment of independent auditors is not required, but the Board of Directors deems it desirable to submit this matter to shareholders. If holders of a majority of the outstanding shares of Common Stock present and voting at the Annual Meeting do not approve the appointment of Cross, Fernandez & Riley, LLP, the selection of independent auditors for fiscal year 2011 will be reconsidered by the Board of Directors.

Even if the reappointment is ratified, the Board of Directors may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the interests of Company and its stockholders.

Audit and Non-Audit Fees

During fiscal year 2008, Pender, Newkirk & Company LLP served as independent auditors for the Company. During fiscal 2009, Cross, Fernandez & Riley, LLP served as independent auditors for the Company. The following table presents fees for professional audit services rendered by Pender, Newkirk & Company LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2008 and fees for professional audit services rendered by Cross, Fernandez & Riley, LLP for the audit of the Company’s annual financial statements for the year ended December 31. 2009 as well as fees for other services rendered by Pender, Newkirk & Company LLP and Cross, Fernandez & Riley, LLP during their respective periods of service.

	2009	2008
Audit Fees	$53,000	$94,559
Audit Related Fees	4,000	—
Tax Fees	—	—

Total	$57,000	$94,559

Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the Company’s consolidated financial statements and the quarterly reviews of financial statements included in the Company’s Forms 10-Q.

Audit Related Fees. Audit related services include fees for SEC registration statement services and consultation on accounting standards or transactions.

Tax Fees. Tax services include fees for tax compliance and tax advice.

Policy on Board of Directors Pre-Approval of Audit and Non-Audit Services of Independent Auditor

As the Company does not have an audit committee, the Board of Directors appoints, sets the compensation for and oversees the work of the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which approval of the Board of Directors is requested. The Board of Directors reviews these requests and advises management if it approves the engagement of the independent auditor. Management reports to the Board of Directors regarding the actual spending for such projects. The projects and categories of service may include any or all of the following:

Audit- Annual audit fees relate to services rendered in connection with the audit of the Company’s consolidated financial statements and the quarterly reviews of financial statements included in the Company’s Forms 10-Q.

Audit Related Services- Audit related services include fees for SEC registration statement services and consultation on accounting standards or transactions.

Tax-Tax services include fees for tax compliance, tax advice and tax planning.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE REAPPOINTMENT OF CROSS, FERNANDEZ & RILEY LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2010 YEAR.

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PROPOSAL 3

AMENDING OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMPANY’S OUTSTANDING $.01 PAR VALUE COMMON STOCK AT AN EXCHANGE RATIO OF BETWEEN ONE SHARE OF COMMON STOCK FOR EVERY FOUR SHARES (1:4) OF COMMON STOCK AND ONE SHARE OF COMMON STOCK FOR EVERY TWELVE SHARES OF COMMON STOCK (1:12) OWNED AS OF THE FILING DATE OF SUCH AMENDMENT, WITH THE FINAL RATIO TO BE DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS, AND FOR THE PROPER OFFICERS OF THE COMPANY TO IMPLIMENT THE REVERSE SPLIT AND FILE SUCH AMENDMENT, AT THE BOARD OF DIRECTORS’ DISCRETION AND ONLY IN THE EVENT THE BOARD OF DIRECTORS DEEM SUCH REVERSE SPLIT ADVISABLE TO ACQUIRE FINANCING, ANYTIME PRIOR TO NOVEMBER 22, 2011.

Description of the Proposed Reverse Stock Split and Amendment to Certificate of Incorporation

The Company’s Board of Directors unanimously adopted a resolution approving an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company’s outstanding $.01 par value common stock at an exchange ratio of between one share of common stock for every four shares of common stock and one share of common stock for every twelve shares of common stock owned as of the filing date of such amendment, with the final ratio to be determined at the discretion of the Board of Directors and, subject to shareholder approval, for the proper officers of the Company to implement the exchange and file such amendment, at the Board of Directors’ discretion and only in the event the Board of Directors deem such reverse split advisable to acquire financing, anytime prior to November 22, 2011 (“Reverse Split”). A copy of the Certificate of Amendment, as amended, is attached as Exhibit A.

If the amendment to the Company’s Certificate of Incorporation is approved by the Shareholders holding a majority of the outstanding shares of the Company, the Board will have the discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and timing of the Reverse Split, which may occur at any time prior to November 22, 2011. The Board may also, in its discretion, determine not to effect the Reverse Split if it concludes, subsequent to obtaining stockholder approval, such action is not in the best interests of the Company, for example if the Company is not successful in attracting additional financing. In determining whether to effect the Reverse Split and, if so, the ratio to be used, the Board will consider various factors including, but not limited to, proposed financings and the terms of such financings, the historical and projected performance of the Company’s common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of Company’s common stock in the period following the effectiveness of the Reverse Split. The Company’s Board of Directors will also consider the impact of the Reverse Split ratio on investor interest. The purpose of providing a period within which the Reverse Split may be implemented and for selecting a range for the Reverse Split ratio is to give the Company’s Board of Directors the flexibility to meet business needs as they arise, to take advantage of favorable opportunities, and to respond to a changing corporate environment.

The form of the proposed amendment to effect the Reverse Split, as more fully described below, will effect the Reverse Split but will not change the number of authorized shares of common or preferred stock, or the par value of our common or preferred stock.

Reason for the Reverse Split

The Board of Directors has requested authority to implement this Reverse Split for two reasons.

The first reason relates to the current low market price of our common stock. The Company requires financing to fund its business development including, but not limited to, capital needed to fund growth. The Board of Directors has come to the conclusion that an increase in the market price of the Common Stock may enhance the marketability of the Common Stock and so improve the Company’s prospects for obtaining financing. It is hoped that the Reverse Split will increase the per share market price of our common stock and possibly allow the Company to secure financing on more favorable terms. It would also at the same time, and on the same percentages, reduce the number of shares, issuable on exercise of the outstanding warrants and options and thereby reducing the exchange on the market.

The closing market price for Company’s Common Stock in 2010, as recorded by the Over the Counter Bulletin Board, has been between $.20 and $.66 per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Investors may also be dissuaded from purchasing lower priced stocks, such as ours, because the brokerage commission on the purchase or sale of such stock tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. In addition, although it was not specifically informed by any analysts, the board believes that analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

The Board of Directors believes that this issue is best addressed by an increase in the inherent value per share of common stock that may occur as a result of the Reverse Split. Moreover, the Board of Directors believes that, absent the Reverse Split, Company is not likely to obtain additional financing on favorable terms. Accordingly, the Board believes that the proposed Reverse Split is essential to the Company’s growth.

The second reason for the Reverse Split is to increase the number of shares of authorized stock available for issuance. As noted above, our Articles of Incorporation authorize the Board to issue 200,000,000 common shares. As of the Record Date, 29,884,409 common shares have been issued and remain outstanding and 38,472,859 shares of common stock are underlying outstanding warrants and options issued by the Company. The Board believes that the additional shares of authorized Common Stock available for issuance upon effecting the Reverse Split would provide the Company with increased flexibility to issue and/or sell Common Stock from time to time at the discretion of the Board, and without further authorization by the shareholders, for one or more of the following business purposes: (i) in public or private offerings as a means of obtaining additional capital for the Company’s business; (ii) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets (none currently contemplated); (iii) to satisfy any current or future financial obligations of the Company, including funding operations and repaying promissory notes that are currently due; (iv) in connection with the exercise of options, warrants or rights, or the conversion of convertible securities or notes that have been or may be issued by the Company; or (v) pursuant to any benefit, option or stock ownership plan or employment agreement.

Impact of the Proposed Reverse Split if Implemented

If approved and effected, the Reverse Split will automatically apply to all outstanding shares of the Company’s Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not affect any stockholder’s percentage ownership or proportionate voting power as of the effective date of the Reverse Split.

However, because the number of authorized shares of the Company’s common stock will not be reduced proportionately and will remain at 200,000,000, the Reverse Split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. The Company has entered into a non-binding letter agreement for a brokerage firm to act as managing underwriter for a firm commitment public offering of equity up to $20,000,000. The terms of the offering such as type of equity, price and amount of equity was not agreed to and is subject to future negotiations and is subject to the completion of due diligence of the Company and the execution of a definitive underwriting agreement between the Company and the brokerage firm. If such agreement could be entered into the Company would pay the broker up to 10% cash fee commission and issue warrants to the broker up to 10% of the equity issued in the offering exercisable for five (5) years at a price equal to the price paid by investors in the offering and on such terms contained in warrants issued to brokers in such offerings. The Company would also be responsible to reimburse the broker for certain of its expenses. There can be no assurances that the Company can consummate this offering or any other offering.

Other than as described above, the Company does not have any immediate plans, arrangements, commitments or understandings relating to the issuance of any of the authorized but unissued shares that would be available as a result of the proposed Reverse Split. However, the Company is looking to raise additional equity capital and anticipates that it will continue through the issuance of common stock or other securities that are convertible into, or otherwise grant the holder thereof the right to purchase, common stock.

Although the Board intends to issue our common stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of common stock may have, among others, a dilutive effect on earnings per share of Common Stock and on the equity and voting rights of holders of shares of Common Stock. The increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of the Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the Amendment providing for the reverse stock split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board and Shareholders a series of amendments to the Company’s Certificate of Incorporation. Other than the Amendment for the reverse stock split, the Board does not currently contemplate recommending the adoption of any other amendments to the Company’s Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.

Ownership of shares of Common Stock entitles each shareholder to one vote per share of Common Stock. Holders of shares of Common Stock do not have pre-emptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Shareholders wishing to maintain their interest, however, may be able to do so through normal market purchases.

Based on the number of shares, warrants and options outstanding as of the Record Date, the principal effect of a Reverse Split (at a ratio between one share of common stock for every four shares of outstanding common stock (1:4) and one share of commons stock for every twelve shares of outstanding common stock (1:12) would be as follows:

Issued and Outstanding Common Stock
Record Date	After a 1:4 reverse split	After a 1:5 reverse split	After a 1:6 reverse split	After a 1:7 Reverse Split	After a 1:8 reverse split	After a 1:9 reverse split	After a 1:10 reverse split	After a 1:11 reverse split	After a 1:12 reverse split

29,884,409	7,471,102	5,976,882	4,980,735	4,269,201	3,735,551	3,320,490	2,988,441	2,716,764	2,490,367

Common Stock Issuable Upon the Exercise of Outstanding Stock Options
Record Date	After a 1:4 reverse split	After a 1:5 reverse split	After a 1:6 reverse split	After a 1:7 Reverse Split	After a 1:8 reverse split	After a 1:9 reverse split	After a 1:10 reverse split	After a 1:11 reverse split	After a 1:12 reverse split

15,180,257	3,795,064	3,036,051	2,530,043	2,168,608	1,897,532	1,686,695	1,518,026	1,380,023	1,265,021

Common Stock Issuable Upon the Exercise of Outstanding Warrants
Record Date	After a 1:4 reverse split	After a 1:5 reverse split	After a 1:6 reverse split	After a 1:7 Reverse Split	After a 1:8 reverse split	After a 1:9 reverse split	After a 1:10 reverse split	After a 1:11 reverse split	After a 1:12 reverse split

23,292,602	5,823,151	4,658,520	3,882,100	3,327,515	2,911,575	2,588,067	2,329,260	2,117,509	1,941,050

Common Stock Authorized but Unissued
Record Date	After a 1:4 reverse split	After a 1:5 reverse split	After a 1:6 reverse split	After a 1:7 Reverse Split	After a 1:8 reverse split	After a 1:9 reverse split	After a 1:10 reverse split	After a 1:11 reverse split	After a 1:12 reverse split

131,612,732	182,910,683	186,328,546	188,607,122	190,234,676	191,455,342	192,404,748	193,164,273	193,785,703	194,303,561

Preferred Stock Authorized but Unissued
Record Date	After a 1:4 reverse split	After a 1:5 reverse split	After a 1:6 reverse split	After a 1:7 Reverse Split	After a 1:8 reverse split	After a 1:9 reverse split	After a 1:10 reverse split	After a 1:11 reverse split	After a 1:12 reverse split

10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000

Authorized Common Stock
Record Date	After a 1:4 reverse split	After a 1:5 reverse split	After a 1:6 reverse split	After a 1:7 Reverse Split	After a 1:8 reverse split	After a 1:9 reverse split	After a 1:10 reverse split	After a 1:11 reverse split	After a 1:12 reverse split

200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000

Authorized Preferred Stock
Record Date	After a 1:4 reverse split	After a 1:5 reverse split	After a 1:6 reverse split	After a 1:7 Reverse Split	After a 1:8 reverse split	After a 1:9 reverse split	After a 1:10 reverse split	After a 1:11 reverse split	After a 1:12 reverse split

10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000

To avoid the existence of fractional shares of common stock after the Reverse Split, fractional shares that would be created as a result of the Reverse stock Split will be rounded up to the next whole share, including fractional shares that are less than one half of one share.

The columns reflecting the effect of the Reverse Split do not reflect any adjustments that may result from issuance of additional shares prior to the effective date of the proposed Reverse Split, shares that may be issued as a result of convertible notes Company has outstanding or the rounding-up of fractional shares as we cannot calculate at this time the number of shares that may be issued as a result of any such events.

The Reverse Split will not affect the par value of the common stock. As a result, as of the effective date of the Reverse Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio described above, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Company’s common stock will be restated because there will be fewer shares of common stock outstanding.

The Reverse Split may increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Each stockholder is urged to consult with such stockholder’s tax advisor with respect to any potential tax consequences of the Reverse Split.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all common stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of our common stock following the Reverse Split will increase or will increase in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Split. Moreover, there can be no assurance that any increase in the per share price of our common stock after the Reverse Split will be sustained.

A decline in the market price of our common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split and the liquidity of our common stock could be adversely affected following the Reverse Split.

Required Vote

The adoption of the amendment to the Certificate of Incorporation will require the affirmative vote of at least a majority of the Company’s outstanding shares of Common Stock. Thus, any abstentions, “broker non-votes”, or other limited proxies will have the effect of a vote against the Amendment to the Company’s Articles of Incorporation.

No Appraisal Rights

Shareholders will not have dissenters’ or appraisal rights under New York Business Corporation Law or under the Company’s Certificate of Incorporation in connection with the proposed amendment to the Certificate of Incorporation.

Procedure for Effecting Reverse Split

Assuming the Reverse Split is authorized by the shareholder, the Board may decide to implement the Reverse Split at any time on or before November 22, 2011 whereupon the Company shall promptly file a Certificate of Amendment with the Secretary of State of the State of New York to amend its Certificate of Incorporation. The Reverse Split will become effective on the date of such filing, which is referred to as the “Split Effective Date.” Beginning on the Split Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. The text of the Certificate of Amendment is set forth in Exhibit A to this proxy statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the Department of State of the State of New York and as the Board deems necessary and advisable to effect the Reverse Split including, but not limited to, the Split Effective Date and applicable ratio for the Reverse Split.

Effect on Registered Certificated Shares

If any of your shares are held in certificate form and a Reverse Split is effected, you will receive a letter from the Company or our transfer agent, Clear Trust LLC (“the Transfer Agent”), as soon as practicable after the Split Effective Date. Upon the occurrence of such an event it is not necessary for a shareholder to obtain a replacement certificate in order to be registered in the record books of the corporation as the owner of the appropriate number of shares post Reverse Split shares. Every shareholder who wishes to receive a replacement certificate, however, may do so by surrendering to the Transfer Agent his certificate representing shares of pre-Reverse Split and paying the transfer agent’s standard fee. The letter will contain instructions on how to surrender your certificate(s) representing your pre-Reverse Split shares to the transfer agent should you so chose. Upon meeting the requirements set forth in said letter, the shareholder will receive a replacement certificate representing the appropriate number of post Reverse Split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S). YOU SHOULD NOT SEND YOUR CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

Effect on Registered and Beneficial Stockholders

Upon a Reverse Split, we intend to treat stockholders holding common stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

IF STOCKHOLDERS DO NOT APPROVE THE PROPOSAL, IT COULD MAKE IT MORE DIFFICULT TO OBTAIN FUTURE EQUITY FINANCING THAT WE BELIEVE IS ESSENTIAL TO THE COMPANY’S FUTURE OPERATIONS AND SUCCESS.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF AMENDING OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF COMPANY’S OUTSTANDING $.01 PAR VALUE COMMON STOCK AT AN EXCHANGE RATIO OF BETWEEN ONE SHARE OF COMMON STOCK FOR EVERY FOUR SHARES (1:4) OF COMMON STOCK AND ONE SHARE OF COMMON STOCK FOR EVERY TWELVE SHARES OF COMMON STOCK (1:12) OWNED ON THE FILING DATE OF SUCH AMENDMENT, WITH THE FINAL RATIO TO BE DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS, AND FOR THE PROPER OFFICERS OF THE COMPANY TO IMPLIMENT THE REVERSE SPLIT AND FILE SUCH AMENDMENT, AT THE BOARD OF DIRECTORS’ DISCRETION AND ONLY IN THE EVENT THE BOARD OF DIRECTORS DEEM SUCH REVERSE SPLIT ADVISABLE TO ACQUIRE FINANCING, ANYTIME PRIOR TO NOVEMBER 22, 2011.

OTHER INFORMATION

Beneficial Ownership of Principal Shareholders, Officers and Directors

The following table sets forth information as of the August 10, 2010 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d) (1) of the Exchange Act. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all of the shares of Common Stock shown as beneficially owned by the shareholder.

The address for each of the persons named below is 11552 Prosperous Drive, Odessa, FL 33556, unless otherwise indicated.

Applicable percentage ownership in the following table is based on approximately 29,666,717 shares of Common Stock outstanding as of August 10, 2010, plus, for each individual, any securities that individual has the right to acquire within 60 days of August 10, 2010.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Timothy N. Tangredi (Officer and Chairman) (1)	11,610,916	28.2%
Scott G. Ehrenberg(2) (Officer)	1,039,467	3.4%
Judith Norstrud (Officer)(3)	150,000	0.5%
Raymond Kazyaka Sr. (Director) (4)	904,600	3.0%
Robert W. Schwartz (Director) (5)	874,600	2.9%

Executive officers and directors as a group (6 persons)	14,579,583	33.1%

Brian A. Kelly 181C Hague Blvd. Glenmont, N.Y. 12077	2,254,085	7.6%
Michael Gostomski (6) 1666 Valley View Dr. Winnona, MN 55987	2,086,842	6.8%
Louis M. Jaffe (7) 1500 S. Ocean Blvd #5201 Boca Raton, FL 33432	3,631,646	11.8%
Marisa Stadmauer (8) 26 Columbia Turnpike Florham Park, NJ 07932	1,835,373	6.0%
Mark Nordlich (9) 152 West 575th St. 4th Floor New York, NY 10019	3,238,204	10.9%
Erick Richardson (10) 10900 Wilshire Blvd. Suite 500 Los Angeles, CA 90024	1,514,609	4.9%
Leonard Samuels (11) 1011 Centennial Road Penn Valley, PA 19072	8,795,212	26.2%
Leah Kaplan Samuels (12) 1011 Centennial Road Penn Valley, PA 19072	2,576,746	8.4%

(1)	Includes 9,150,058 shares of common issuable upon exercise of stock options and warrants, and 2,440,858 shares beneficially owned by Mr. Tangredi’s wife, Patricia Tangredi. 2,313,058 of Ms. Tangredi’s shares are issuable upon the exercise of stock options.
(2)	Includes 956,667 shares of Common Stock issuable upon the exercise of stock options and warrants, and 41,400 shares beneficially owned by Mr. Ehrenberg’s wife, Linda Ehrenberg.
(3)	Includes 150,000 shares of Common Stock issuable upon exercise of stock options.
(4)	Includes 904,600 shares of Common Stock issuable upon exercise of stock options.
(5)	Includes 874,600 shares of Common Stock issuable upon exercise of stock options.
(6)	Includes 807,087 common shares issuable upon exercise of certain warrants.
(7)	Includes 1,214,577shares of Common Stock issuable upon exercise of certain outstanding warrants The natural persons with voting power and investment power on behalf the trusts are Louis M. Jaffe and, with respect to the Diana G. Jaffe trust, Diana G. Jaffe, wife of Louis M. Jaffe .
(8)	Includes 835,623 shares of Common Stock and 999,750 shares of Common Stock issuable upon exercise of warrants issued in the name of MSSRPS, LLC. The natural person with voting power and investment power on behalf of MSSRPS, LLC is Marisa Stadmauer.
(9)	Includes 3,238,204 shares of common stock. The natural person with voting power and investment power on behalf of Platinum Montaur Life Sciences, LLC is Mark Nordlich. Not included above are 3,999,000 shares of common stock issuable upon exercise of warrants issued in connection with the Financing. The warrants, as amended, may not be exercised to the extent the shares resulting from such exercise, when aggregated with its other holdings, would result in Platinum Montaur Life Sciences, LLC holding in excess of 9.9% of all our common stock on a beneficially converted basis.
(10)	Includes 622,301 shares of common stock issuable upon conversion of certain outstanding convertible notes and 500,000 shares of common stock issuable upon exercise of certain outstanding warrants issued in the name of RP Capital LLC. Erick Richardson and Nimish Patel of Richardson & Patel LLP own RP Capital LLC. Also includes 392,308 shares of common stock issuable upon exercise of certain outstanding warrants held in the name of Richardson & Patel LLP. Erick Richardson is a partner at Richardson & Patel LLP. The natural person with voting and investment control over the shares held by these entities is Erick Richardson.
(11)	Includes 905,000 shares of common stock issuable upon exercise of certain outstanding warrants The natural persons with voting power and investment power on behalf of Leah Kaplan-Samuels and Leonard Samuels JTWROS are Leah Kaplan-Samuels and Leonard Samuels. Also includes 3,193,466 shares of common stock and 3,025,000 shares of common stock issuable upon exercise of certain outstanding warrants issued to shareholder RBC Dain – Custodian for Leonard Samuels IRA.

(12)	Includes 905,0000 issuable upon exercise of certain outstanding warrants The natural persons with voting power and investment power on behalf of Leah Kaplan-Samuels and Leonard Samuels JTWROS are Leah Kaplan-Samuels and Leonard Samuels.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2009.

Compensation of Directors and Executive Officers

The following table provides certain summary information concerning compensation paid to the named executive officers and directors for the years stated. Individuals we refer to as our “named executive officers” include our current Chief Executive Officer and our most highly compensated executive officers and employees whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2009.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)		Non-Equity Incentive Plan (g)	Non-qualified Deferred Compensation Earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

Timothy N. Tangredi Chief Executive Officer, President, and Chairman of the Board of Directors(1)	2009	$170,000	—	—	$1,134,425		—	—	—	$1,304,425
	2008	170,000	—	—	752,450	(3)	—	—	—	922,450
	2007	170,000	—	—	107,455		—	—	—	277,455

Robert W. Brown Vice President of Marketing	2009	$57,187	—	—	—		—	—	—	$57,187
	2008	75,000	—	—	$23,412		—	—	—	98,412
	2007	83,451	—	—	13,920		—	—	—	97,371

Scott G. Ehrenberg, Chief Technology Officer	2009	$67,100	—	—	—		—	—	—	$67,100
	2008	88,000	—	—	$84,337	(3)	—	—	—	172,337
	2007	60,000	—	—	43,523		—	—	—	103,523

Judith C. Norstrud, Chief Financial Officer and Treasurer	2009	$13,447	—	—	$82,930	(3)	—	—	—	$96,377

Patricia K. Tangredi (4)	2009	$115,000	—	—	$31,165		—	—	—	$146,165
	2008	115,000	—	—	61,100		—	—	—	176,100
	2007	115,000	—	—	125,275		—	—	—	240,275

(1)	Mr. Tangredi receives a salary of $170,000 per year, and a bonus in an amount not to exceed 100% of his salary, which bonus shall be measured by meeting certain performance goals as determined in the sole discretion of our board of directors. In 2009, 2008 and 2007, Mr. Tangredi was paid $55,350, $117,500 and $65,833, respectively and has accrued unpaid salary of $114,650 for 2009, $52,500 for 2008 and $104,167 for 2007. Additional accruals have been made for the years prior to 2007.
(2)	The amounts included in these columns are the aggregate dollar amounts of compensation expense recognized by us for financial statement reporting purposes in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation, for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, and thus include amounts from option awards granted in and prior to the indicated year. For information on the valuation assumptions used in calculating these dollar amounts, see Note 3 to our audited financial statements included in this Report for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, each as filed with the SEC. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the individuals upon option exercise. During the fiscal year ended December 31, 2009, there were 472,733 option award forfeitures related to service-based vesting conditions.
(3)	In 2008 we issued Mr. Tangredi a warrant to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $0.36 per share. The warrant had a five year term, vested upon issuance, provided for a cashless exercise and contained standard anti-dilution provisions. In the same year we issued Mr. Ehrenberg a warrant to purchase 250,000 shares of Company’s common stock at the exercise price of $0.30 per share with all other terms and conditions being the same as those of the Tangredi warrant. During 2009, we issued Ms. Norstrud an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.45 per share. The option vests at a rate of 50,000 per quarter and has a term of ten years.
(4)	Ms. Tangredi receives a salary of $115,000 per year. In 2009, 2008 and 2007, Ms. Tangredi was paid $62,683, $110,000 and $65,833, respectively and has accrued unpaid salary of $52,317 for 2009, $5,000 for 2008 and $49,167 for 2007. Additional accruals have been made for the years prior to 2007.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Officer Employment Agreement

Timothy N. Tangredi. We are party to an employment agreement with Mr. Tangredi, our President, Chief Executive Officer, and director. The employment agreement, as amended and restated on July 29, 2008, sets forth Mr. Tangredi’s compensation level and eligibility for salary increases, bonuses, benefits, royalty sharing for newer applications, and option grants. Mr. Tangredi’s employment agreement provided for an initial term of three years with the term extending on the second anniversary thereof for an additional one year period and on each subsequent anniversary of the agreement for an additional year period. The agreement sets forth Mr. Tangredi’s compensation level, conditions for certain option grants, benefits and the obligations of the Company in the event of termination. Mr. Tangredi’s base salary is $170,000, plus certain allowances as well as performance related payments and option issuances.

For each product for which the Company commences commercial sale or licensing during the term and receives more than $1 million of revenue during any 12 month period, Mr. Tangredi, in addition to any other compensation which he may receive under the agreement, shall be granted options to purchase 10,000 shares of the Company’s Common Stock at an exercise price equal to either (i) the lower of: (a) $2.50 per share or (b) the fair market value per share of the stock on the date of grant as determined in good faith by the Compensation Committee of the Board of Directors, if the Company has not conducted an initial public offering prior to the date of grant (as hereinafter defined), or (ii) at an exercise price equal to 75% of the market price of the Common Stock, if the Company has completed an initial public offering of its Common Stock prior to the date of grant (with the market price to be the average of the closing sale prices during the five trading days immediately preceding the date of grant of the option). Such options, as well as any other options granted to Mr. Tangredi during the term of his employment, shall be granted under the Company’s then existing stock option plan, shall be immediately exercisable, have a term of ten years, shall be exercisable for up to three years after termination of employment (unless termination is for cause, in which event they shall expire on the date of termination), shall have a “cashless” exercise feature, and shall be subject to such additional terms and conditions as are then applicable to options granted under such plan provided they do not conflict with the terms set forth in the agreement.

In the event that the fair market value of the Company’s Common Stock (the average of the closing prices of the Common Stock for any five consecutive trading days, as reported by the principal exchange or other stock market on which the commons stock is then traded) equals or exceeds 200% of the price at which the Company sells Common Stock in an initial public offering (the “Target Value”) at any time during the term of the agreement, Mr. Tangredi shall be granted options to purchase 50,000 shares of Common Stock at an exercise price equal to 75% of the Target Value, on terms identical to the options provided for above.

In the event Mr. Tangredi’s employment is terminated by the Company without cause or by Mr. Tangredi for good reason, death or disability, Mr. Tangredi shall be entitled to the following:

(i) An amount equal to the sum of (A) the greater of 200% of the base salary then in effect for Mr. Tangredi or $270,000 plus (B) the cash bonus, if any, awarded to Mr. Tangredi for the most recent year shall be payable by the Company in full within 10 days following termination;

(ii) The Company shall continue to provide Mr. Tangredi the health and life insurance, car allowance and other benefits set forth in the agreement until two years following termination of employment, and shall continue to offer any of such benefits to Mr. Tangredi beyond such two year period to the extent required by COBRA or similar statute which may then be in effect;

(iii) All stock options, to the extent they were not exercisable at the time of termination of employment, shall become exercisable in full; and

(iv) Any indebtedness of Mr. Tangredi to the Company shall thereupon be cancelled and of no further force and effect, and the Company shall pay to Mr. Tangredi, within ten days following receipt of a written demand therefore, any income or other taxes resulting from such cancellation.

In the event that Mr. Tangredi elects to terminate employment within one year following a change in control of the Company, he shall receive, within the later of ten days following the date on which the change in control occurs or the date on which he gives notice of his election to terminate employment, a lump sum payment equal to three times the greater of (i) his then current base salary plus the cash bonus, if any, awarded to him for the most recent year or (ii) $350,000 plus said cash bonus. In addition, he will be entitled to accelerated vesting of outstanding options and continuing benefits as described above.

Significant Employee

Patricia K. Tangredi. We are a party to an employment agreement with Ms. Tangredi. The agreement, provided for an initial term of 3 years beginning on January 1, 2001, with automatic extensions for subsequent one year terms, unless the Company or Ms. Tangredi provides the other party with written notice of intent not to renew. The agreement was subsequently amended and restated on July 29, 2008. The employment agreement set forth Ms. Tangredi’s compensation level and eligibility for salary increases, options, royalty sharing for newer applications, benefits and the obligations of the Company in the event of termination. A portion of Ms. Tangredi’s salary has been accrued and carried on the Company’s books since 2002.

In the event Ms. Tangredi’s employment is terminated by the Company without cause or by the Ms. Tangredi for good reason or by reason of death or disability, Ms. Tangredi shall be entitled to the following:

(i) the greater of 100% of the base salary then in effect for Employee or $115,000, which amount shall be payable by the Company in full within 10 days following termination;

(ii) the Company shall provide, at its sole cost, Ms. Tangredi with the medical benefits for one year following the date of termination. The Company shall continue to offer such benefits to Ms. Tangredi beyond such one year period to the extent required by COBRA or any similar statute which may then be in effect; and

(iii) all stock options granted to Ms. Tangredi at any time during the course of the term shall be exercisable in full.

In the event that Ms. Tangredi elects to terminate her employment within six months following a change in control of the Company, she shall receive, within the later of 10 days following the date on which the change in control occurs or the date on which she give notice of her election to terminate employment, a lump sum payment equal to the greater of three times her then current base salary or $235,000. In addition, she will be entitled to accelerated vesting of outstanding options and continuing medical benefits as described above.

Outstanding Equity Awards

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our name executive officers and significant employees, as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS							STOCK AWARDS
Name (a)	Number of securities underlying unexercised options (#) Exercisable (b)		Number of securities underlying unexercised options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)

Timothy N. Tangredi (1)	825,000		0	0	$.26	9/23/2014
	150,000		0	0	$.10	5/10/2015
	120,000		0	0	$.10	10/1/2015
	40,000		0	0	$.30	5/2/2016
	110,000		0	0	$.55	11/1/2016
	140,000		0	0	$.55	2/20/2017
	300,000		0	0	$.21	8/18/2017
	350,000		0	0	$.21	1/30/2018
	3,000,000	*	0	0	$.36	4/18/2013
	75,000		0	0	$.30	8/4/2018
	100,000		0	0	$.42	11/12/2019
	3,540,058		0	0	$.42	11/12/2019
*Warrant
Robert W. Brown (2)	106,416		0	0	$.26	9/23/2014
	120,000		0	0	$.10	5/10/2015
	120,000		0	0	$.10	10/1/2015
	72,500		0	0	$.55	11/1/2016
	33,334		16,666	16,666	$.21	8/18/2017
	66,667		133,333	133,333	$.30	8/4/2018

Scott G. Ehrenberg (3)	140,000		0	0	$.26	9/23/2014
	110,000		0	0	$.10	5/10/2015
	80,000		0	0	$.10	10/1/2015
	40,000		0	0	$.55	11/1/2016
	120,000		0	0	$.55	2/20/2017
	33,334		16,666	16,666	$.21	8/18/2017
	83,333		166,667	166,667	$.30	8/4/2018
	*250,000		0	0	$.30	8/4/2013
*Warrant
Judith C. Norstrud (4)	0		200,000	200,000	$.45	10/15/2019

Patricia K. Tangredi (5)	395,000		0	0	$.26	9/23/2014
	278,058		0	0	$.10	5/10/2015
	140,000		0	0	$.10	10/1/2015
	125,000		0	0	$.55	11/1/2016
	350,000		0	0	$.21	8/18/2017
	300,000		0	0	$.21	1/30/2018
	250,000		0	0	$.30	8/4/2018
	100,000		0	0	$.42	11/12/2019

(1)	Mr. Tangredi receives a salary of $170,000 per year, and a bonus in an amount not to exceed 100% of his salary, which bonus shall be measured by meeting certain performance goals as determined in the sole discretion of our board of directors. The April 2008 warrant grant to Mr. Tangredi was made by the Board of Directors in recognition for Mr. Tangredi’s achievement of the following goals: negotiating conversion of the convertible notes issued in the Additional Financing, securing a release with respect to the consulting agreement with Gray Capital Partners, Inc., securing and closing upon the Financing. In 2009, 2008 and 2007 Mr. Tangredi has accrued unpaid salary of $114,650 for 2009, $52,500 for 2008 and $104,167 for 2007. Additional accruals have been made for the years prior to 2007. All stock options issued to Mr. Tangredi were issued under the 2000 Plan.
(2)	All stock options issued to Mr. Brown were issued under the 2000 Plan.
(3)	All stock options issued to Mr. Ehrenberg were issued under the 2000 Plan.
(4)	All stock options issued to Ms. Norstrud were issued under the 2000 Plan.
(5)	All stock options issued to Ms. Tangredi were issued under the 2000 Plan

Director Compensation

The following table sets forth the compensation awarded to, earned by or paid to the directors during the fiscal year ended December 31, 2009.

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Raymond Kazyaka Sr., Director(1)	—	—	$31,165	—	—	—	$31,165

Robert W. Schwartz, Director(2)	—	—	$31,165	—	—	—	$31,165

(1)	At fiscal year end December 31, 2009, Mr. Kazyaka had 504,600 option awards outstanding and no stock awards outstanding.
(2)	At fiscal year end December 31, 2009, Mr. Schwartz had 474,600 option awards outstanding and no stock awards outstanding.

We do not have a plan pursuant to which our directors are compensated and directors do not receive cash compensation for their services on the Board of Directors although they do receive stock options as determined by the full board of directors. Timothy N. Tangredi, Raymond Kazyaka Sr. and Robert W. Schwartz were each granted an option on November 12, 2009 to purchase 100,000 shares of common stock at an exercise price of $0.42 per share, vesting immediately upon issuance and exercisable for a period of ten years. This option grant to Mr. Tangredi as a director is also contained in the table summarizing grants made to our officers.

Our non-employee directors are currently compensated with the issuance of stock options, which generally become exercisable upon the date of grant, and which generally expire on the earlier of ten years from the date of grant or up to three years after the date that the optionee ceases to serve as a director. Non-employee directors are also reimbursed for out-of-pocket expenses associated with attending to the Company’s business.

Related Party Transactions

Timothy N. Tangredi, the Company’s Chief Executive Officer and Chairman, is a founder and a member of the Board of Directors of Aegis BioSciences, LLC (“Aegis”). Aegis, created in 1995, is a licensee of the Company’s nano-structured intellectual property and materials in the biomedical and healthcare fields. Mr. Tangredi spends approximately one to two days per month on Aegis business and is compensated by Aegis for his time and contribution(s). We granted Aegis two exclusive, world-wide licenses, the first in 1995 and the second in 2005. Pursuant to these licenses, Aegis has the right to use and sell products containing our polymer technologies in biomedical and health care applications. The first license was entered into in 1995 and has been amended twice. In 2005, we agreed to accept $150,000 as payment in full of all royalties and no further license revenue will be forthcoming. The second license allows Aegis the use of our intellectual property in the field of health care. A one -time payment of $50,000 was made under this license in 2005. In addition, under the second license Aegis is to make royalty payments of 1.5% of the net sales price it receives with respect to any personal hygiene product, surgical drape or clothing products (the latter when employed in medical and animal related fields) and license revenue it receives should Aegis grant a sublicense to a third party. To date Aegis has sold no such products nor has it received any licensing fees requiring a royalty payment be made to us. All obligations for such payments will end on the earlier of June 2, 2015 or upon the aggregate of all sums paid to us by Aegis under the agreement reaching $1 million. The term of each respective license runs for the duration of the patented technology.

During the year ended December 31, 2007, Mr. Tangredi, a shareholder and officer of the Company loaned the Company an aggregate of $156,500 pursuant to three loan agreements. One loan was unsecured, due on demand and did not accrue interest. The other two loans were unsecured, due in one and two months respectively, and accrued interest at 12 percent, increasing by 1 percent for every 30 days the principle balance is outstanding. Prior to year end, the Company repaid the loans.

The Company rents a building that is owned by two stockholders of the Company, one of which is the Chief Executive Officer. Base rent expense is $3,800 per month. The Company recognized rent expense of $24,396 in each of the six-month periods ended June 30, 2010, 2009 and 2008. These amounts are not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties. However, at the time the Company entered into the lease agreement, based on then current economic conditions, the real estate market, and the Company’s prospects, the Company believed that the lease was on terms no less favorable to the Company than could generally be obtained from independent parties.

On May 21, 2009, to evidence a loan, Company issued its Chief Executive Officer a promissory note in the principal amount of $51,900. The note is unsecured and bears a simple interest rate of 7% per annum. The principal amount plus all accrued interest is to be paid in full to the holder no later than July 31, 2009. This note was paid in full prior to July 31, 2009.

On June 10, 2009, to evidence a loan, the Company issued a promissory note in the principal amount of $10,000 to Ethos Business Ventures, an entity in which its Chief Executive Officer holds a position. The note is unsecured and bears a simple interest rate of 7% per annum. The principal amount plus all interest accrued is to be paid in full to the holder no later than July 31, 2009. This note was paid in full prior to July 31, 2009.

On September 11, 2009, to evidence a loan, Company issued its Chief Executive Officer a promissory note in the principal amount of $124,000. The note is unsecured and bears a simple interest rate of 9% per annum. The principal amount plus all accrued interest is to be paid in full to the holder no later than October 15, 2009. This note was paid in full prior to October 15, 2009.

On September 11, 2009, to evidence a loan, the Company issued a promissory note in the principal amount of $37,000 to Ethos Business Ventures, an entity in which its Chief Executive Officer holds a position. The note is unsecured and bears a simple interest rate of 9% per annum. The principal amount plus all interest accrued is to be paid in full to the holder no later than October 15, 2009. This note was paid in full prior to October 15, 2009

The Company also has accrued compensation due to the Chief Executive Officer and one other employee for deferred salaries earned and unpaid as of June 30, of $1,371,023.

The Company regularly grants equity awards to management and the Board of Directors as compensation for their services under the compensation plan.

There are no material relationships between us and our directors or executive officers except as previously discussed herein.

Since the beginning of our last fiscal year, we have not been a participant in any transaction, or proposed transaction, not disclosed herein in which any related person had or will have a direct or indirect material interest and in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last two completed fiscal years.

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A shareholder may revoke his, her or its Proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised Proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Company’s Board of Directors.

Changes in Registrant’s Certifying Accountant

Effective April 23, 2009, Pender Newkirk & Company LLP (“Pender”) notified the Company that it declined to stand for re-election as the Company’s independent registered public accounting firm since “the Company no longer met Pender’s continuation criteria”.

Effective April 24, 2009, the Board of Directors of the Company recommended and approved the appointment of Cross, Fernandez and Riley, LLP, Bayshore Center, 2907 Bay to Bay Blvd, Suite 360, Tampa, FL 33629 (“CFR”) as our independent certified public accounting firm for the fiscal year ending December 31, 2009.

During the Company’s two most recent fiscal years ended December 31, 2009 and 2008, the audit reports of CFR and Pender, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: The Company’s Audit Report regarding the Company’s audited financial statements for the fiscal years ending December 31, 2008 and 2007 and the Company’s Audit Report regarding the Company’s audited financial statements for the fiscal year ending December 31, 2009 both contained an opinion regarding the significant doubt about the Company’s ability to continue as a going concern due to its lack of working capital and no near term prospect to raise additional growth capital.

During the Company’s two most recent fiscal years ended December 31, 2009 and 2008 there were: (i) no disagreements between the Company and CFR or Pender, respectively, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CFR or Pender, would have caused CFR or Pender to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years, and any subsequent interim period prior to engaging Cross, Fernandez and Riley, LLP neither the Company nor anyone on behalf of the Company has consulted with Cross, Fernandez and Riley, LLP regarding either:

1.	The application of accounting principles to specified transactions, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that Cross, Fernandez and Riley, LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

2.	Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a) (1) (iv) or (v) of Regulation S-K, respectively.

Relationship with Independent Public Accountants

Cross, Fernandez and Riley LLP served as our independent auditors for the fiscal year ending December 31, 2009. Representatives from Cross, Fernandez and Riley LLP are not expected to attend the Annual Meeting. We do not have a policy of asking our shareholders to ratify the appointment of auditors.

Audit Fees

The aggregate audit fees billed for the years ended December 31, 2009 and 2008 were $53,000 and $94,559 respectively. Audit services include the audits of the consolidated financial statements included in the Company’s annual reports on Form 10-K and reviews of interim financial statements included in the Company’s quarterly reports on Form 10-Q.

Tax Fees

None

All Other Fees

None

Pre-approval Policies

As of the date of this Proxy Statement, the Company does not have an established audit committee. The appointment of Cross, Fernandez & Riley LLP for the year 2010 was approved by the Board of Directors as the principal auditors for the Company. There are no board members that are considered to have significant financial experience. When independent directors with the appropriate financial background join the board, the board plans to establish an audit committee, which will then adopt an appropriate charter and pre-approval policies and procedures in connection with services to be rendered by the independent auditors.

Submission of Shareholder Proposals for 2011 Annual Meeting of Shareholders

Shareholders may present proposals for inclusion in the Proxy Statement for the 2011 Annual Meeting of Shareholders provided that such proposals are received by the Company’s President, Mr. Timothy Tangredi, Dais Analytic Corporation, 11552 Prosperous Drive, Odessa, Florida 33556 no later than July 22, 2011. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2011 Proxy Statement.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other matters to be brought before the shareholders at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

Shareholder Communications

Shareholders wishing to communicate with the Board of Directors may direct such communications to the Board of Directors c/o the Company, Attn: Timothy N. Tangredi. Mr. Tangredi will present a summary of all shareholder communications to the Board of Directors at subsequent Board of Directors meetings. The directors will have the opportunity to review the actual communications at their discretion.

Annual Report on Form 10-K and Exhibits For the further information of the shareholders, the Company is delivering with this Proxy Statement a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”) filed with the Securities and Exchange Commission and are also accessible on the internet at www.daisanalytic.com/investors.htm. Upon written request, the Company will provide each shareholder being solicited by this Proxy Statement a free copy of any exhibits and schedules thereto. All such requests should be delivered in writing to the Company at 11552 Prosperous Drive, Odessa, Florida 33552, attention: Timothy Tangredi, President.

Additional Information

We are required to file annual, quarterly and current reports, Proxy Statements and other information with the SEC. You may read and copy these proxy materials and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

DAIS ANALYTIC CORPORATION

(Pursuant to Section 805 of the Business Corporation Law)

It is hereby certified that:

FIRST: The name of the corporation is DAIS ANALYTIC CORPORATION.

SECOND: The certificate of incorporation of the corporation was filed with the Department of State on April 8, 1993 under the name THE DAIS CORPORATION.

THIRD: The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows:

Article FOURTH is hereby amended to effect a reverse stock split of all issued and outstanding shares of the Corporation’s common stock, par value $.01 per share, on the basis of one new share for every (four to twelve) old shares. There is no change in the number or par value of issued shares in connection therewith.

Section 1 of the Paragraph FOURTH of the certificate of incorporation, which refers to authorized shares, is amended to read as follows:

“FOURTH: SHARES OF STOCK.”

Section 1. Authorized Capital. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock;” and collectively referred to herein as the “Capital Stock.” The total number of shares of Capital Stock which the Corporation shall have authority to issue shall be 210,000,000 shares, consisting of 200,000,000 shares of Common Stock, having a par value of $0.01 per share, and 10,000,000 shares of Preferred Stock, having a par value of $0.01 per share.

Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the Business Corporation Law of the State of New York (the “Effective Time”), each share of the Corporation’s Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into [one Fourth (1/4) to one twelfth (1/12)] of a share of common stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by [one Fourth (1/4) to one twelfth (1/12)].

FOURTH: The amendment to the certificate of incorporation was authorized by the unanimous vote of the board of directors and by the requisite majority vote of the shareholders at an annual meeting of the shareholders.

IN WITNESS WHEREOF, the undersigned has subscribed this document on the date set forth below and does hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Executed on this [            ], 20    .

By:	/s/ Timothy N. Tangredi
Name: Timothy N. Tangredi
Title: President, CEO and Chairman

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

DAIS ANALYTIC CORPORATION

(Pursuant to Section 805 of the Business Corporation Law)

Filer:

Ellenoff Grossman & Schole, LLP

150 East 42nd Street, 11th Floor

New York, New York 10017

Preliminary Copy

DAIS ANALYTIC CORPORATION

ANNUAL MEETING PROXY CARD

THIS PROXY IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 22, 2010

The undersigned hereby appoints Timothy N. Tangredi and Scott Ehrenberg, each and together as proxies and each with full power of substitution, to represent and to vote all shares of Common Stock of Dais Analytic Corporation (the “Company” or “Dais”) at the annual meeting of shareholders of the Company to be held on Monday, November 22, 2010 at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

1.	Proposal 1: To re-elect three Directors for a term expiring at the Company’s next annual meeting or until their successors are duly elected and qualified.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

Nominees: Timothy N. Tangredi, Raymond Kazyaka Sr. and Robert W. Schwartz

☐  FOR ALL    ☐  WITHHOLD    ☐  FOR ALL EXCEPT

3.	Proposal 2: To ratify the Board of Directors reappointment of Cross, Fernandez & Riley, LLP as Company’s auditors for the year 2010

☐  FOR     ☐  AGAINST    ☐  ABSTAIN

3.	Proposal 3: To amend our Certificate of Incorporation to effect a reverse stock split of Company’s outstanding $.01 par value common stock at a exchange ratio of between one share of common stock for every four shares of common stock (1:4) and one share of common stock for twelve shares of common stock (1:12) owned on the filing date of such amendment, with the final ratio to be determined at the discretion of the Board of Directors, and for the proper officers of the Company to implement the exchange and file such amendment, at the Board of Directors’ discretion and only in the event the Board of Directors deem such reverse split advisable to acquire financing, any time prior to November 22, 2011.

☐  FOR     ☐  AGAINST    ☐  ABSTAIN

Our Board of Directors believes that Proposal 1, Proposal 2, and Proposal 3 are fair to, and in the best interests of, all of our shareholders. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the three nominees in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting of the shareholders or any adjournments or postponements thereof. If you wish to vote in accordance with our Board of Directors’ recommendations, just sign below. You need not mark any boxes.

Dated:	2010

Signature of Shareholder

Signature of Shareholder (if held jointly)

NOTES:

1.	Please sign your name exactly as your name appears hereon. If the shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

2.	To be valid, the enclosed form of Proxy for the annual meeting, together with the power of attorney or other authority, if any, under which it is signed, must be received by 8:00 A.M. Eastern Time, on November 21, 2010 at the offices of our transfer agent, Clear Trust, LLC, 17961 Hunting Bow Circle, Suite 102, Lutz, Florida, 33558, telephone (813) 235-4490.

3.	Returning the enclosed form of Proxy will not prevent you from attending and voting in person at the annual meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY TO CLEAR TRUST, LLC